EXHIBIT 10.1

                                                 YOUR NAME:   __________________


                    CRYOLIFE RESTRICTED STOCK AWARD AGREEMENT

CRYOLIFE, INC. ("CryoLife") is pleased to grant you the restricted stock award described below ("Stock Award"). This grant is made subject to the further terms and conditions set forth in this Agreement and the terms of the CryoLife, Inc. 2004 Employee Stock Incentive Plan (the "Plan").

GRANT DATE:                                 ____________________________________

MARKET PRICE ON GRANT DATE:                 $ __________ PER SHARE

TOTAL NUMBER OF SHARES OF STOCK AWARD:      ____________________________________

VESTING DATE:                               ____________________________________

Additional Terms and Conditions describes withholding of taxes on your award, transferability of your award, what happens if you cease to be employed by CryoLife before your Stock Award vests, where to send notices and other matters.

The Plan contains the detailed terms that govern your Stock Award. If anything in this Agreement or the other attachments is inconsistent with the Plan, the terms of the Plan, as amended from time to time, will control.

The Plan Prospectus Document covering the Stock Award contains important information, including federal income tax consequences.

2005 Annual Report of CryoLife Form 10-K (not attached if you previously received the 2005 Annual Report).

PLEASE SIGN BELOW TO SHOW THAT YOU ACCEPT THIS STOCK AWARD AFTER REVIEW OF THE ABOVE DOCUMENTS. KEEP A COPY AND RETURN BOTH ORIGINALS TO SUZANNE K. GABBERT.

CRYOLIFE, INC.                               GRANTEE:

By: ____________________________________     ___________________________________

Name: __________________________________     Print Your Name: __________________

Its: ___________________________________     Social Security Number: ___________

Date: __________________________________     Your Residential Address:
                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                                             Date: _____________________________






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         ADDITIONAL TERMS AND CONDITIONS OF YOUR RESTRICTED STOCK AWARD



EFFECT OF TERMINATION OF EMPLOYMENT. You must be employed by CryoLife or one of its Subsidiaries or Affiliates on the applicable vesting date to be entitled to the vesting of your Stock Award on such date. If you cease to be employed by any of CryoLife, its Subsidiaries or Affiliates for any reason, (including, without limitation, by reason of death, disability or retirement), then the portion of your Stock Award which has not vested as of the date of termination of employment shall automatically be forfeited and cancelled as of the date of such termination of employment.

STOCK AWARD SHARE CERTIFICATES. Certificates representing the shares of Common Stock to be issued pursuant to the Stock Award shall be issued in your name and shall be held by CryoLife until the Stock Award is vested or forfeited as provided herein. Upon vesting of your Stock Award, CryoLife shall promptly deliver to you a certificate or certificates representing the shares as to which the Stock Award has vested free of the restrictions described in the following section.

RIGHTS WITH RESPECT TO STOCK AWARD PRIOR TO VESTING. You may not transfer your Stock Award or the shares to be issued hereunder prior to vesting. Once this Stock Award vests, you will receive transferable certificates representing the vested portion. Prior to vesting, you are entitled to all other rights as a shareholder with respect to the shares underlying the Stock Award, including the right to vote such shares and to receive dividends and other distributions, if any, payable with respect to such shares after the Grant Date.

WITHHOLDING. Whenever CryoLife proposes, or is required, to distribute shares to you or pay you dividends with respect to the unvested portion of your Stock Award, CryoLife may either: (a) require you to pay to Cryolife an amount sufficient to satisfy any local, state, Federal and foreign income tax, employment tax and insurance withholding requirements prior to the delivery of any payment or Stock certificate owing to you pursuant to the Stock Award; or, in its discretion, (b) reduce the number of shares to be delivered to you by that number of shares of the Stock Award sufficient to satisfy all or a portion of such tax withholding requirements, based on the fair market value of the Stock Award as determined under the Plan.

NOTICES. All notices delivered pursuant to this Agreement shall be in writing and shall be (i) delivered by hand, (ii) mailed by United States certified mail, return receipt requested, postage prepaid, or (iii) sent by an internationally recognized courier which maintains evidence of delivery and receipt. All notices or other communications shall be directed to the following addresses (or to such other addresses as such parties may designate by notice to the other parties):

                  To CryoLife:  CryoLife, Inc.
                                1655 Roberts Blvd., NW
                                Kennesaw, GA  30144
                                Attention:  Suzanne K. Gabbert

                  To you:       The address set forth in the Agreement

MISCELLANEOUS. Failure by you or CryoLife at any time or times to require performance by the other of any provisions in your Restricted Stock Award Agreement ("Agreement") will not affect the right to enforce those provisions. Any waiver by you or CryoLife of any condition or of any breach of any term or provision in this Agreement, whether by conduct or otherwise, in any one or more instances, shall apply only to that instance and will not be deemed to waive


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conditions  or breaches in the future.  If any court of  competent  jurisdiction holds that any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions will continue in full force and effect, and this Agreement shall be deemed to be amended automatically to exclude the offending provision. This Agreement may be executed in multiple copies and each executed copy shall be an original of this Agreement. This Agreement shall be subject to and governed by the laws of the State of Georgia. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought, except where specifically provided to the contrary herein. This Agreement shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, executors and legal representatives of the parties hereto. The headings of each section of this Agreement are for convenience only. This Agreement, together with the Plan, contains the entire Agreement of the parties hereto, and no representation, inducement, promise, or agreement or other similar understanding between the parties not embodied herein shall be of any force or effect, and no party will be liable or bound in any manner for any warranty, representation, or covenant except as specifically set forth herein or in the Plan.



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